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                                                                     Exhibit 1.1

                                 TELKONET, INC.
                               902 A COMMERCE ROAD
                               ANNAPOLIS, MD 21401


                                  BEST EFFORTS

                                SELLING AGREEMENT
                                -----------------


                                                                 August 24, 2001


Attkisson, Carter & Company
3060 Peachtree Road, NW
Suite 1400
Atlanta, Georgia  30305

Ladies and Gentlemen:

         Telkonet, Inc., a Utah corporation (the "Company"), proposes to issue and sell (the "Offering"), through Attkisson, Carter & Company, a Georgia corporation (the "Placement Agent"), on an exclusive basis, together with certain other sellers selected by the Placement Agent to assist in selling the Offering (the "Associate Agents"), up to 125 investment units (the "Units") each consisting of a debenture of the Company in the principal amount of $20,000.00 (the "Debenture"), which Debenture is convertible into shares of common stock, par value $0.001, of the Company (the "Common Stock") as hereafter described, together with 20,000 warrants (the "Warrants") to purchase a share of Common Stock (with the Debenture and the Warrants being collectively referred to as the "Securities"). The Securities are more particularly described in the Company's Confidential Offering Memorandum (as herein defined). This Selling Agreement (the "Agreement") confirms the agreement between the Company and the Placement Agent concerning the sale of Securities by the Placement Agent.

         ARTICLE 1. CONFIDENTIAL OFFERING MEMORANDUM. The Securities will be sold pursuant to an exemption from registration under Securities and Exchange Commission ("SEC") Regulation D and Rule 506 thereof promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and in reliance upon applicable exemptions under state law. The Company has prepared a Confidential Offering Memorandum, which describes the Securities and includes the form of subscription agreement containing representations, warranties, terms and conditions subject to which the Securities will be sold (the "Purchase Agreement"). Copies of the Confidential Offering Memorandum have been sent to the Placement Agent by the Company for the uses and purposes permitted by the Securities Act. The term "Confidential Offering Memorandum," as used in this Agreement, shall mean the Confidential Offering Memorandum, including all exhibits thereto (including the Company's Form 10-KSB for the year ended December 31, 2000 and the Company's Form 8-K dated August 31, 2000) and financial statements contained or incorporated therein, as the same may be supplemented or amended by the Company from time to time in conformity with the provisions hereof.

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         ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
hereby represents and warrants to, and covenants and agrees with, the Placement Agent that as of the closing of the sale of the securities under this Agreement (the "Closing"):

         2.1 The Confidential Offering Memorandum, together with all exhibits thereto, has been prepared by the Company in conformity with the applicable requirements of the Securities Act and, to the extent applicable to the Company, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the Commission thereunder.

         2.2 On the date hereof and as of the Termination Date hereunder, the Confidential Offering Memorandum shall conform in all material respects to the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated by the Commission thereunder. The Confidential Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations, warranties, covenants, and agreements contained in this Section 2.2 shall not apply to statements in, or omissions from, any such documents drafted in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent, that was furnished specifically for use in the preparation thereof.

         2.3 No order preventing or suspending the sale of the Securities has been issued by the Commission.

         2.4 The Confidential Offering Memorandum describes or attaches as an exhibit thereto every contract or document necessary to make the statements in the Confidential Offering Memorandum, in light of the circumstances under which they were made, not misleading.

         2.5 The financial statements and schedules included in the Confidential Offering Memorandum, including the related notes and footnotes thereto, present fairly the financial condition, results of the operations and changes in financial condition of the entities purported to be shown thereby as of the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. All adjustments necessary for a fair presentation of the results for such periods have been made.

         2.6 The Company, and any Subsidiary (as herein defined) has been duly organized and is validly existing under the laws of the jurisdiction of its organization or incorporation, with full power and authority to own, lease and operate its properties, conduct its business as described in the Confidential Offering Memorandum and is duly qualified to do business and, if applicable, is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary. The Company and each Subsidiary is in possession of and operating in compliance with all


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franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, prospects, properties, or results of operations of the Company and any Subsidiaries considered as a whole). Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would result in a material adverse change in the condition (financial or otherwise), business, prospects, properties, or results of operations of the Company and any Subsidiaries considered as a whole.

         2.7 The Company's authorized shares consist of 100,000,000 shares of common stock, $0.001 par value, of which 22,115,371 shares are outstanding, and 15,000,000 shares of preferred stock, of which no shares are outstanding on the date hereof. The outstanding shares of the Company's stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. As set forth in the Confidential Offering Memorandum, the Company has also issued warrants and options to purchase an aggregate of 3,530,466 shares of Common Stock. Except as described in the Confidential Offering Memorandum, there are no options, subscriptions, warrants, calls, rights or commitments obligating the Company to issue equity securities or acquire its equity securities.

         2.8 The description of the Securities conforms to the description thereof contained under the caption "Description of Capital Stock" in the Confidential Offering Memorandum. The Securities, upon issuance, delivery and payment therefor in the manner herein described, will be duly authorized, validly issued, fully paid and non-assessable. There are no pre-emptive rights or other rights to subscribe for or purchase the Securities or any restriction upon any transfer rights of the Securities pursuant to the Articles of Incorporation, as amended, Bylaws or other governing documents of the Company or any agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them may be bound. Except as contemplated by the terms and conditions of the Registration Rights Agreement as set forth in Appendix D in the Confidential Offering Memorandum, neither the Offering or the sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Securities, other than those which have already been waived or satisfied.

         2.9 Subsequent to the respective dates as of which information is given in the Confidential Offering Memorandum, and except as described in the Confidential Offering Memorandum: (i) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business, which are material to the Company; and (ii) there has been no material adverse change in, or any adverse development which materially affects the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company. Except as described in the Confidential Offering Memorandum, neither


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the Company nor any Subsidiary is, nor with the giving of notice or lapse of time, or both, would be, in violation of or in default under, nor will the execution or delivery hereof, nor the consummation of the transactions contemplated hereby, result in a violation of or a default under the Articles of Incorporation, as amended, Bylaws, or other governing documents of the Company, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument to which the Company is a party or by which it is bound, or to which any of its property is subject. The performance by the Company of its obligations hereunder will not violate any law, rule, administrative regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties, nor result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company. Except for applicable authorizations required under the Securities Act, the Exchange Act and the securities or "Blue Sky" laws of certain jurisdictions, and except for such permits and authorizations which have already been obtained, no consent is required in connection with the consummation of the transactions contemplated by this Agreement.

         2.10 This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be affected by any bankruptcy, insolvency, moratorium or other similar laws affecting the rights or remedies of creditors generally.

         2.11 Each of the Company and any Subsidiary has good and marketable title to all items of real property and good and marketable title to all personal property owned by each of them, in each case free and clear of all claims, liabilities, liens, encumbrances and defects, except as described in the Confidential Offering Memorandum or such as do not materially effect the value of such property and do not interfere with the use or proposed use of such property by the Company and such Subsidiary. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use or proposed use of such property and buildings by the Company or such Subsidiary.

         2.12 Except as described in the Confidential Offering Memorandum, there is no litigation or governmental proceeding to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is subject or which is pending or, to the knowledge of the Company or any Subsidiary, threatened against it which individually or in the aggregate might result in any material adverse change in the condition (financial or otherwise), business, prospects, properties, or results of operations of the Company or any Subsidiary, or which would materially and adversely effect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Confidential Offering Memorandum.

         2.13 Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which could be reasonably expected to have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, results of operations, or net worth of the Company, taken as a whole.

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         2.14 The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate a sale or re-sale of the Securities.

         2.15 For purposes of this Agreement, the term "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, business trust or other similar entity to which the Company has a controlling or majority interest.

         ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT. The Placement Agent hereby represents and warrants to, and covenants and agrees with, the Company that:

         3.1 The Placement Agent, each Associate Agent and all of its agents and representatives have or will have all required licenses and registrations to perform their obligations under this Agreement, and such licenses and registrations will remain in effect during the term of this Agreement. The Placement Agent and each Associate Agent is a member in good standing of the National Association of Securities Dealers, Inc.

         3.2 Any and all information furnished to the Company by the Placement Agent in writing expressly for use in the Confidential Offering Memorandum did not and will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.3 The Placement Agent and each Associate Agent will take all actions to fulfill its duties under the Exchange Act and the rules and regulations thereunder, which duties relate to transmission and maintenance of subscription funds from prospective purchasers in the Offering.

         3.4 The Placement Agent and each Associate Agent will deliver to the Company the original copies of all subscription documents of prospective purchasers received by the Placement Agent and each Associate Agent in the Offering, and the Placement Agent and each Associate Agent will promptly inform the Company of any facts which come to its attention which would cause a reasonable person to believe that such subscription documents contain any material misstatement or omission.

         3.5 The Placement Agent and each Associate Agent will comply with all applicable laws in connection with the performance of its duties hereunder.

         3.6 There is no presently pending or threatened action against the Placement Agent before any court or governmental agency or body which, in the reasonable judgment of the Placement Agent, might materially adversely affect the ability of the Placement Agent to perform its duties hereunder.

         ARTICLE 4. PLACEMENT OF SECURITIES BY THE PLACEMENT AGENT; PAYMENT; TERMINATION.

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         4.1 Subject to the terms and conditions hereof and upon the basis of the representations, warranties and agreements herein set forth, the Company hereby appoints the Placement Agent as its agent, on an exclusive basis, subject to the right of the Placement Agent to designate and appoint Associate Agents, from the date hereof to sell the Securities on a best efforts basis, and, subject further to the right of the Company to itself sell the Securities without the payment of fees to the Placement Agent hereunder on Units sold by the Company. On the basis of and subject to the representations, warranties, covenants and agreements set forth herein, the Placement Agent hereby accepts such appointment and agrees to use its best efforts to find purchasers for the Securities. The price at which the Placement Agent, as agent for the Company, shall sell the Units to the subscribers shall be $20,000.00 per Unit. A Unit will consist of the Debenture in the principal amount of $20,000, which Debenture is convertible into 40,000 shares of Common Stock at a price of $0.50 per share (the "Per Share Selling Price"), and 20,000 Warrants. However, the Company reserves the right to sell partial Units in the Offering. The Company shall pay the Placement Agent (i) a retainer in the amount of $25,000.00, payable from the first funds received from the Offering, (ii) a commission equal to eight percent (8%) of the selling price for each Unit or portion thereof sold by the Placement Agent and accepted by the Company, (iii) an investment banking fee equal to two percent (2%) of the selling price for each Unit or portion thereof sold by the Placement Agent and accepted by the Company, and (iv) warrants for the purchase of Common Stock in a number equal to twenty percent (20%) multiplied by the aggregate selling price for each Unit or portion thereof sold by the Placement Agent and accepted by the Company with an exercise price equal to one hundred five percent (105%) of the Per Share Selling Price, or $0.525 per share, provided, however, the Warrants issued to the Placement Agent shall permit a cashless exercise of the Warrant by the Placement Agent. Each of the Placement Agent and the Company shall have the right to reject any subscription and to allocate Securities among subscribers.

         4.2 As described in the Confidential Offering Memorandum, during the period of the Offering, the Purchase Agreement duly executed by a subscriber and the proceeds from the subscriptions for the Securities shall, upon receipt by the Placement Agent, be promptly forwarded to the Company. Within ten (10) days of receipt by the Company of such documents and funds, the Company shall forward to such subscriber the Debenture and Warrant for the Securities so purchased.

         4.3 Each of the parties hereto agree that this Agreement shall thereafter be automatically terminate (the "Termination Date") upon earlier of
(i) the date that all Units (or such lesser number as the parties may agree in writing) of Securities shall have been subscribed for and the funds therefor shall have been delivered to the Company or (ii) October 31, 2001, unless extended by the Company for a reasonable period of time not to exceed sixty (60) days.

         4.4 The Placement Agent shall use its best efforts to ensure that all purchasers of the Securities are accredited investors, however, the Company, in its reasonable discretion, prudently exercised, may accept up to thirty-five
(35) non-accredited, yet sophisticated, investors. In so doing, the Company may review such investors financial information as may be reasonably necessary.

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         ARTICLE 5. THE OFFERING OF THE SECURITIES.

         5.1 When offering the Securities for sale hereunder, the Placement Agent shall offer the Securities solely as an agent for the Company, and such offer of sale shall be made upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum and the Purchase Agreement. The Placement Agent shall commence making such offer of sale as an agent for the Company on or about the date hereof. In connection with the Offering, the Placement Agent will not make a general solicitation or do anything else which will cause the Offering not to be exempt from the registration requirements of the Securities Act.

         5.2 The information set forth in the section of the Confidential Offering Memorandum entitled "Plan of Distribution" relating to the Securities proposed to be sold by the Company (insofar as such information relates to the Placement Agent) constitutes the only information furnished by the Placement Agent to the Company for inclusion in the Confidential Offering Memorandum and the Placement Agent hereby represents and warrants to the Company that the statements therein are true and correct as of the date such statements were made by the Placement Agent.

         ARTICLE 6. COVENANTS. The Company covenants and agrees with the Placement Agent that:

         6.1 The Company shall (a) comply with the provisions of and make all requisite filings with the Commission pursuant to the Securities Act and the rules and regulations promulgated by the Commission thereunder and (b) continue to make filings under the Exchange Act consistent with, and in accordance with, the Company's past practices. The Company shall immediately notify the Placement Agent in writing of all filings under the Exchange Act. The Company shall prepare, promptly upon the written request of the Placement Agent, any amendments of or supplements to the Confidential Offering Memorandum which, in the sole opinion of the Placement Agent, may be necessary or advisable in connection with the offer and sale of the Securities. The Company may not make any amendment or supplement to the Confidential Offering Memorandum unless such amendment or supplement is approved by the Placement Agent after reasonable notice thereof, provided that such approval may not be unreasonably denied, withheld or delayed. The Company shall advise the Placement Agent promptly of the issue by the Commission or any state or other regulatory body of any stop order or order suspending the sale of Securities, suspending or preventing the use of the Confidential Offering Memorandum or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose. The Company shall use its best efforts to prevent the issuance of any such stop order or other such order, and should a stop order or other such order be issued, the Company shall use its best efforts to obtain as soon as practicable after the imposition of such stop order or other such order the lifting thereof.

         6.2 The Company shall furnish to the Placement Agent from time to time and without charge, copies of the Confidential Offering Memorandum including all exhibits and all amendments and supplements thereto in such quantities as the Placement Agent may reasonably request.

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         6.3 At all times during the Offering, the Company shall comply with all requirements imposed upon it by the Securities Act, the Exchange Act (to the extent applicable to the Company) and the rules and regulations promulgated by the Commission thereunder, so far as is necessary to permit the continuance of offers and sales of or dealings in the Securities as contemplated by the provisions of the Confidential Offering Memorandum and this Agreement. If, during such period, any event occurs that would result in the Confidential Offering Memorandum including an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or during the Offering it is necessary to amend or supplement the Confidential Offering Memorandum to comply with the Securities Act, the Company shall promptly notify the Placement Agent and shall promptly supplement or amend the Confidential Offering Memorandum so as to correct such statement or omission or to effect such compliance.

         6.4 The Company shall take or cause to be taken all necessary action and shall furnish to whomever the Placement Agent may direct such information as may be required to qualify the Securities for sale under the laws of such jurisdictions which the Placement Agent shall designate and shall continue such qualifications in effect for as long as may be necessary for the distribution of the Securities.

         6.5 The Company shall apply the net proceeds of the sale of the Securities in the manner specified in the Confidential Offering Memorandum under the caption "Use of Proceeds" and shall file such reports, if any, with the Commission with respect to the sale of Securities and the application of the proceeds therefrom as may be required in accordance with applicable law and regulations, including without limitation applicable state securities or Blue Sky laws.

         6.6 The Company will furnish to its security holders annual reports containing financial statements audited by independent public accounts and quarterly reports containing financial statements and financial information which may be unaudited. During the period of time until the earlier of five (5) years from the date of this Agreement or the dissolution of the Company, the Company shall deliver to the Placement Agent copies of each annual report of the Company and each other report furnished by the Company to its securities holders and will deliver to the Placement Agent as soon as available copies of any other reports (financial or otherwise) that the Company shall publish or otherwise make available to its security holders generally and as soon as available, copies of any reports and financial statements furnished to or filed with the Commission or the NASD.

         6.7 The Company shall pay or cause to be paid, upon request of the Placement Agent accompanied by invoices or other appropriate documentation, (i) all reasonable expenses incurred by the Placement Agent, in connection with (a) the preparation, printing, filing, delivery and shipping of the Confidential Offering Memorandum and any other documents, including, without limitation, questionnaires, powers of attorney, and Blue Sky memoranda, (b) all filing fees and fees and disbursements of counsel to the Placement Agent incurred in connection with the qualification of the Securities for sale under state


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securities or Blue Sky laws as provided herein, (c) any applicable listing fees,
(d) the cost of printing documents and certificates representing the Securities,
(e) the costs and charges of any transfer agent or registrar; and (ii) all other expenses of the Placement Agent, in an amount not to exceed $25,000.00, including (a) all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Placement Agent in connection with its investigation, preparation to market and marketing of the Securities or the contemplation of performing its obligations hereunder, and (b) all other reasonable costs and expenses incident to the performance of the Placement Agent's obligations hereunder which are not otherwise provided for in this
Section 6.7.

         ARTICLE 7.  CONDITIONS PRECEDENT.

         7.1 The obligations of the Placement Agent hereunder are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Termination Date, there shall not have occurred any change, or any development involving a prospective change, in the conditions (financial or otherwise), earnings, business, prospects, properties or operations of the Company or any Subsidiaries, taken as a whole, from that set forth in the Confidential Offering Memorandum that, in the judgment of the Placement Agent, is materially adverse and that makes it, in the judgment of the Placement Agent, impracticable to market the Securities on the terms and in the manner contemplated in the Confidential Offering Memorandum.

                  (b) The Placement Agent shall have received on the date hereof and on the Termination Date certificates, dated as of such dates and signed by the chief executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the dates of such certificates and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or as of the date of such certificates.

                  (c) The Placement Agent shall have received an opinion of counsel to the Company, dated as of the date hereof, and shall be substantially to the effect that:

                           (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its property and conduct its business as described in the Confidential Offering Memorandum;

                           (ii) the Securities to be sold by the Company, when delivered in accordance with Section 4.1 hereof, have been duly authorized and will be, upon issuance and delivery against payment therefor in accordance with the terms of this Agreement, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other rights to subscribe for or purchase Securities pursuant to the organizational documents of the Company or, to the best of such counsel's knowledge, otherwise;

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                           (iii) The Company's authorized shares consist of
         100,000,000 shares of common stock, $0.001 par value, of which 22,115,371 shares are outstanding, and 15,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are outstanding. The outstanding shares of the Company's stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. The Company has issued warrants and options to purchase an aggregate of 3,530,466 shares of its Common Stock, as set forth in the Confidential Offering Memorandum. Except as described in the Confidential Offering Memorandum, there are no options, subscriptions, warrants, calls, rights or commitments obligating the Company to issue equity securities or acquire its equity securities;

                           (iv) the amounts, terms and designations of the capital stock of the Company conform as to legal matters in all material respects to the description thereof contained in the Confidential Offering Memorandum under the caption "Description of Capital Stock";

                           (v) this Agreement has been duly authorized, executed and delivered by the Company and, when so executed and delivered, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company;

                           (vi) the execution, delivery and performance by the Company of this Agreement, before or as of the date hereof, (A) do not conflict with or violate the Articles of Incorporation, as the same may have been amended, the Bylaws, as the same may have been amended, of the Company and (B) are neither prohibited by, nor subject the Company to, any fine, penalty or similar sanction that would be materially adverse to the Company under any statute or regulation of the State of Utah or under federal law (including federal securities laws);

                           (vii) to the knowledge of such counsel, the Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Confidential Offering Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company;

                           (viii) to the knowledge of such counsel, no authorization, consent, approval of or qualification with any federal or state governmental authority is required for the execution, delivery or performance by the Company of this Agreement, except such as have been previously made or obtained, in connection with the distribution of the Securities by the Placement Agent, and except those which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the Company;

                           (ix) nothing has come to the attention of such counsel to cause such counsel to believe that (except for financial statements, projections, schedules and other financial and statistical information included or incorporated by reference in the Confidential Offering Memorandum as to which such counsel need not express any

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         opinion) the Confidential Offering Memorandum contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Confidential Offering Memorandum as of the Termination Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (x) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject that are not fairly summarized in all material respects in the Confidential Offering Memorandum or are attached as exhibits thereto;

                           (xi) to such counsel's knowledge, after due inquiry, all contracts, indentures, mortgages, loan agreements, leases or other documents to which the Company is a party or to which its business or properties are subject are fairly summarized in all material respects in the Confidential Offering Memorandum or are attached as exhibits thereto; and

                           (xii) after due inquiry, such counsel does not know of any pending or threatened proceeding relating to the revocation or modification of any consent, authorization, approval, order, certificate or permit necessary to the conduct of the business of the Company or any Subsidiary.

                  (d) The Placement Agent shall have received on the Termination Date an opinion of counsel to the Company, dated as of such Termination Date, substantially to the effect that:

                           (i) the Company is in good standing under the laws of the jurisdiction of its organization;

                           (ii) nothing has come to the attention of such counsel to cause such counsel to believe that (except for financial statements, schedules and other financial and statistical information included or incorporated by reference in the Confidential Offering Memorandum as to which such counsel need not express any opinion) the Confidential Offering Memorandum contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Confidential Offering Memorandum as of the Termination Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (iii) to such counsel's knowledge, there are no pending or threatened proceedings relating to the revocation or modification of any consent, authorization, approval, order, certificate or permit necessary to the conduct of the business of the Company.

         ARTICLE 8.  INDEMNIFICATION.

         8.1 The Company agrees to indemnify and hold harmless the Placement Agent and each person who "controls" the Placement Agent, as the term "control" is defined under either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Confidential Offering Memorandum, or any application under federal or state securities laws, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent or the manner in which the Securities will be offered that was furnished to the Company by the Placement Agent for use in the Confidential Offering Memorandum.

         8.2 The Placement Agent agrees to indemnify and hold harmless the Company, any executive officer of the Company and each person who "controls" the Company to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent, or the manner in which the Securities will be offered, that was furnished to the Company in writing by such Placement Agent expressly for use in the Confidential Offering Memorandum.

         8.3 If any proceeding (including any governmental investigation) shall be instituted involving any person having the right to seek indemnity pursuant to this Article 8, such person (the "Indemnified Party") shall promptly notify the party against whom such indemnity may be sought (the "Indemnifying Party") in writing, and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any other persons or entities Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between the Indemnifying Party and the Indemnified Party. Each of the parties hereto agree that any Indemnified Party will notify the Indemnifying Party in writing if such Indemnified Party desires more than one separate firm (in addition to any local counsel) representing the Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction (such notice designating the name and address of such additional firm), and the Indemnifying Party shall not, with respect to the legal expenses of such Indemnified Party with respect to such additional firm in connection with such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as provided in this Article 8, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such Indemnifying Party of the aforesaid request; (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement; and (iii) such Indemnified Party shall have given the Indemnifying Party at least sixty (60) days' prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability with respect to claims that are the subject matter of such proceeding.

         8.4 If the indemnification provided for in the Section 8.1 or 8.2 hereof is unavailable to the Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party (or parties, as the case may be), on the one hand, and the Indemnified Party (or parties, as the case may be), on the other hand, from the Offering; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Indemnifying Party (or parties), on the one hand, and of the Indemnified Party (or parties), on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Company and the total of all commissions received by the Placement Agent, in each case as set forth in the Confidential Offering Memorandum, bear to the aggregate price paid for the Securities by all subscribers therefor. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         8.5 The Company and the Placement Agent each agree that it would not be just or equitable if contribution pursuant to this Article 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.4 hereof. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 8.4 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and offered by it and distributed to subscribers exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

         8.6 The indemnity and contribution provisions contained in this Article 8 and the representations and warranties of the Company and the Placement Agent contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Placement Agent or any person "controlling" the Placement Agent or by or on behalf of the Company, its officers, directors, employees or any person controlling the Company; and (iii) acceptance of and payment for any of the Securities.

         ARTICLE 9. NOTICE OF TERMINATION; EFFECTIVE AGREEMENT. This Agreement shall be subject to termination by notice given by the Placement Agent to the Company, if (a) after the execution and delivery of this Agreement and prior to the Termination Date hereunder, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either federal authorities or authorities for the State of New York; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Placement Agent, in its sole discretion, is material and adverse, and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the judgment of the Placement Agent, in its sole discretion, impracticable or commercially unreasonable to market the Securities on the terms and in the manner contemplated in the Confidential Offering Memorandum.

         ARTICLE 10.  MISCELLANEOUS.

         10.1 This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         10.2 This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         10.3 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any principles of conflicts of laws.

         10.4 All of the representations, warranties and covenants of the parties contained in this Agreement shall survive any Closing Date hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of such Closing).

         10.5 Each of the parties to this Agreement hereby covenants and agrees that, from time to time, it will make, execute and deliver any and all such other instruments and documents and will do and perform any and all such further acts as shall be or become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings contained in this Agreement.

         10.6 This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns.

         10.7 If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held to be invalid or unenforceable under applicable law, such provision shall be excluded from this Agreement and the remainder of this Agreement, or the application of the remainder of such provision, clause or part under other circumstances, shall not be affected thereby, shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         10.8 This Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings between the parties on such matters.

         10.9 The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         10.10 All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if (i) personally delivered; (ii) sent by telecopy, facsimile transmission or other electronic means of transmitting written documents (if confirmation of such transmission is received with written confirmation to be immediately sent by regular U.S. mail, postage prepaid); or (iii) sent to the parties at their respective addresses indicated herein by registered or certified mail, postage prepaid, return receipt requested, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  If to the Placement Agent, to:

                           Attkisson, Carter & Company
                           3060 Peachtree Road, NW
                           Suite 1400
                           Atlanta, Georgia  30305
                           Attention:  Ronald Attkisson
                           Facsimile:  (404) 364-2156


                  If to the Company, to:

                           Telkonet, Inc.
                           902 A Commerce Road
                           Annapolis, MD  21401
                           Attention:  L. Peter Larson, President and Chief
                                       Executive Officer
                           Facsimile:  (410) 897-5900

                           with a copy to:

                           Green Deveney, LLC
                           1104 Kenilworth Drive, Suite 303
                           Baltimore, Maryland  21204
                           Attention:  James R. Deveney, II, Esq.
                           Facsimile:  (410) 823-1173

or to such other address or addresses as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

         10.11 Facsimile and telecopy versions of signed documents (other than this Agreement) shall be deemed to be original documents for purposes of any Closing.

         10.12 This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         10.13 Each of the parties hereto have participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including, without limitation. Each of the Parties intends that each representation, warranty, and covenant contained herein shall have independent significance.

         10.14 Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         Please confirm, by signing and returning to the Company, two (2) counterparts of this Agreement. By signing below, each of the Company and the Placement Agent certifies that the foregoing correctly sets forth the agreement among the Company and the Placement Agent.


                                              Very truly yours,

                                              TELKONET, INC.



                                              By:_______________________________
                                                 L. Peter Larson, President and
                                                 Chief Executive Officer


AGREED TO, CONFIRMED AND ACCEPTED AS OF
THE DATE AND YEAR FIRST WRITTEN ABOVE:

ATTKISSON, CARTER & COMPANY



By:_________________________________
     Ronald Attkisson, President